UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported) January 10, 2006
ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700

(Commission File Number)	(IRS Employer Identification No.)

17300 North Dallas Parkway, Suite 2000
Dallas, Texas	75248-1191

(Address of Principal Executive Offices)	(Zip Code)
(972) 488-7200

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Effective January 10, 2006, ViewCast.com, Inc. (the “Registrant”) entered into an Office Lease Agreement (the “Agreement”) with TR Plano Parkway Partners, L.P. pursuant to which the Registrant will lease 18,676 square feet of office space at 3701 W. Plano Parkway, Suite 300, Plano, Texas 75075. The Registrant’s contractual obligation under the Agreement is approximately $1.1 million payable over the 63-month term of the Agreement. The rental period under the Agreement commences on February 1, 2006 and the Registrant may at its option extend the term of the Agreement for up to two additional terms of five years each with rent payable at the then prevailing market rate.
     A copy of the Agreement is filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Office Lease Agreement between ViewCast.com, Inc. and TR Plano Parkway Partners, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: January 17, 2006
	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease Agreement between ViewCast.com, Inc. and TR Plano Parkway Partners, L.P.